Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 17, 1995, included in Battle Mountain Gold Company's Form 10-K, for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Houston, Texas
June 18, 1996